Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Quarter 2023 Results

Santa Clara, CA, August 8, 2023, – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor ecosystem, today announced financial results for its second quarter ended June 30, 2023.

Highlights of Second Quarter 2023 Financial Results

●	Record quarterly revenues of $41.6 million, up 20% over last year’s comparable quarter
●	GAAP gross margin of 70% and Non-GAAP gross margin of 74%
●	GAAP diluted earnings per share (EPS) of $0.17 and non-GAAP diluted EPS of $0.19

Total revenues for the second quarter of 2023 were $41.6 million, compared to $40.8 million for the first quarter of 2023 and $34.7 million for the second quarter of 2022. Analytics revenue for the first quarter of 2023 was $37.1 million, compared to $36.3 million for the first quarter of 2023 and $31.1 million for the second quarter of 2022. Integrated Yield Ramp revenue for the first quarter of 2023 was $4.5 million, compared to $4.4 million for the first quarter of 2023 and $3.6 million for the second quarter of 2022.

GAAP gross margin for the second quarter of 2023 was 70%, compared to 71% for the first quarter of 2023 and 65% for the second quarter of 2022.

Non-GAAP gross margin for the second quarter of 2023 was 74%, compared to 75% for the first quarter of 2023 and 69% for the second quarter of 2022.

On a GAAP basis, net income for the second quarter of 2023 was $6.8 million, or $0.17 per diluted share, compared to a net income of $0.4 million, or $0.01 per diluted share, for the first quarter of 2023, and a net loss of $1.1 million, or ($0.03) per diluted share, for the second quarter of 2022.

Non-GAAP net income for the second quarter of 2023 was $7.5 million, or $0.19 per diluted share, compared to a non-GAAP net income of $7.3 million, or $0.19 per diluted share, for the first quarter of 2023, and non-GAAP net income of $4.3 million, or $0.11 per diluted share, for the second quarter of 2022.

Cash, cash equivalents and short-term investments as of June 30, 2023 were $124.0 million.

Financial Outlook and Recent Accomplishments

Based on the trends we are seeing for the rest of the year, we expect 2023 revenue growth rate to be lower double digit percent on a year-over-year basis.

“Thanks to all our employees, contractors, and customers for our continued performance. We are pleased with our performance so far in the year compared to last year and the level of deal activity we see in our pipeline” said John Kibarian, CEO and President.

PDF Solutions® Reports Second Quarter 2023 Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register.vevent.com/register/BI369bebeef9a54fe19863d7f6e8803f5a. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial-in into the call ten minutes ahead of scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Second Quarter 2023 Financial Commentary Available Online

A Management Report reviewing the Company’s second quarter 2023 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports Second Quarter 2023 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income excludes the effects of certain non-recurring items, expenses related to an arbitration proceeding for a disputed contract with a customer, stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, acquisition-related costs and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s condensed consolidated financial statements presented below.

Forward-Looking Statements

The press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include, but are not limited to, risks associated with: expectations about the effectiveness of our business and technology strategies; expectations regarding recent and future acquisitions; current semiconductor industry trends; expectations of continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the impact of global economic trends and rising inflation and interest rates; the provision of technology and services prior to the execution of a final contract; the continuing impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or supply and demand for the Company’s products; supply chain disruptions; the success of the Company’s strategic growth opportunities and partnerships; the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare royalties; possible impacts from the evolving trade regulatory environment and geopolitical tensions; our ability to obtain additional financing if needed; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Second Quarter 2023 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$100,360	$119,624
Short-term investments	23,678	19,557
Accounts receivable, net	61,451	42,164
Prepaid expenses and other current assets	18,864	12,063
Total current assets	204,353	193,408
Property and equipment, net	42,990	40,174
Operating lease right-of-use assets, net	5,389	6,002
Goodwill	14,123	14,123
Intangible assets, net	16,298	18,055
Deferred tax assets, net	76	64
Other non-current assets	7,043	6,845
Total assets	$290,272	$278,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,279	$6,388
Accrued compensation and related benefits	10,994	16,948
Accrued and other current liabilities	5,497	5,581
Operating lease liabilities ‒ current portion	1,538	1,412
Deferred revenues ‒ current portion	29,915	26,019
Billings in excess of recognized revenues	1,854	1,852
Total current liabilities	52,077	58,200
Long-term income taxes payable	2,430	2,622
Non-current operating lease liabilities	5,260	5,932
Other non-current liabilities	6,335	1,905
Total liabilities	66,102	68,659

Stockholders’ equity:
Common stock and additional paid-in-capital	459,078	447,421
Treasury stock at cost	(138,278)	(133,709)
Accumulated deficit	(93,960)	(101,150)
Accumulated other comprehensive loss	(2,670)	(2,550)
Total stockholders’ equity	224,170	210,012
Total liabilities and stockholders’ equity	$290,272	$278,671

PDF Solutions® Reports Second Quarter 2023 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

Revenues:
Analytics	$37,134	$36,326	$31,117	$73,460	$61,543
Integrated yield ramp	4,467	4,433	3,551	8,900	6,623
Total revenues	41,601	40,759	34,668	82,360	68,166

Costs and Expenses:
Costs of revenues	12,369	11,904	12,042	24,273	23,571
Research and development	12,264	13,051	13,374	25,315	27,463
Selling, general, and administrative	14,766	15,645	9,770	30,411	20,609
Amortization of acquired intangible assets	326	325	314	651	628
Interest and other expense (income), net	(1,071)	(911)	(991)	(1,982)	(1,301)
Income (loss) before income tax expense (benefit)	2,947	745	159	3,692	(2,804)
Income tax expense (benefit)	(3,888)	390	1,306	(3,498)	2,493
Net income (loss)	$6,835	$355	$(1,147)	$7,190	$(5,297)

Net income (loss) per share:
Basic	$0.18	$0.01	$(0.03)	$0.19	$(0.14)
Diluted	$0.17	$0.01	$(0.03)	$0.18	$(0.14)

Weighted average common shares used to calculate net income (loss) per share:
Basic	37,859	37,737	37,028	37,799	37,316
Diluted	39,076	38,859	37,028	38,968	37,316

PDF Solutions® Reports Second Quarter 2023 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

GAAP
Total revenues	$41,601	$40,759	$34,668	$82,360	$68,166
Costs of revenues	12,369	11,904	12,042	24,273	23,571
GAAP gross profit	$29,232	$28,855	$22,626	$58,087	$44,595
GAAP gross margin	70%	71%	65%	71%	65%

Non-GAAP
GAAP gross profit	$29,232	$28,855	$22,626	$58,087	$44,595
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	938	964	655	1,902	1,383
Amortization of acquired technology	553	553	553	1,106	1,106
Non-GAAP gross profit	$30,723	$30,372	$23,834	$61,095	$47,084
Non-GAAP gross margin	74%	75%	69%	74%	69%

PDF Solutions® Reports Second Quarter 2023 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

GAAP net income (loss)	$6,835	$355	$(1,147)	$7,190	$(5,297)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	4,678	4,884	3,872	9,562	9,425
Amortization of acquired technology under costs of revenues	553	553	553	1,106	1,106
Amortization of other acquired intangible assets	326	325	314	651	628
Expenses of arbitration (1)	166	2,133	36	2,299	487
Acquisition-related costs (2)	176	—	—	176	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (3)	(5,238)	(980)	664	(6,218)	1,601
Non-GAAP net income	$7,496	$7,270	$4,292	$14,766	$7,950

GAAP net income (loss) per diluted share	$0.17	$0.01	$(0.03)	$0.19	$(0.14)
Non-GAAP net income per diluted share	$0.19	$0.19	$0.11	$0.38	$0.21

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,076	38,859	37,028	38,968	37,316
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,076	38,859	37,615	38,968	38,096

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	Acquisition-related costs are incremental expenses related to the business or asset acquisition transaction(s). These expenses may include consulting, legal and other fees. For the three and six months ended June 30, 2023, the charges were related to the acquisition of Lantern Machinery Analytics, Inc.
(3)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its US DTAs on a non-GAAP basis.